UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

 Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

 (441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of $0.18 each	SIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

Transaction Agreement

On October 8, 2021, Sterling Jewelers Inc. (“Sterling”), a Delaware corporation and a wholly-owned subsidiary of Signet Jewelers Limited, a Bermuda corporation (the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) with Diamonds Direct USA Inc., a Delaware corporation (“Diamonds Direct” and together with its Subsidiaries, the “Acquired Companies”), Diamonds Direct Acquisition, LLC, a Delaware limited liability company (“Holdings”), and Rhino Holdings L.P., a Delaware limited partnership (the “Seller,” and in its capacity as stakeholder representative, the “Stakeholder Representative”). All capitalized terms included in this Current Report on Form 8-K not otherwise defined herein have the meanings set forth in the Transaction Agreement.

The Transaction Agreement provides, among other things, that 1) at the Closing, Sterling will purchase from the Seller all of the issued and outstanding membership interests of Holdings (the “Holdings Interests,” and the sale of the Holdings Interests, the “Holdings Acquisition”) and 2) immediately following the Holdings Acquisition, a merger subsidiary to be formed prior to Closing and wholly-owned by Holdings will merge with and into Diamonds Direct (the “Merger”), as a result of which Diamonds Direct will survive the Merger as the surviving corporation and a wholly-owned subsidiary of Sterling. Neither the Holdings Acquisition nor the Merger will be consummated unless both transactions are consummated.

Consideration

Subject to the terms and conditions set forth in the Transaction Agreement, at the Effective Time of the Merger:

(A) each share of Class A Common Stock of Diamonds Direct (“Class A Common Stock”) that was issued and outstanding immediately prior to the Effective Time (other than shares held by Holdings) will be converted into and represent the right to receive the sum of (i) the Closing Per Share Cash Consideration, plus (ii) with respect to any future Distribution, the Distribution Per Share Amount of such Distribution with respect to such share of Class A Common Stock, in each case payable when and as provided in the Transaction Agreement.

(B) each restricted stock unit of Diamonds Direct (“RSU”) that is outstanding immediately prior to the Effective Time will terminate and be cancelled in exchange for a cash payment (less all applicable Tax withholdings and deductions) equal to the sum of (i) the Closing Per Share Cash Consideration, plus (ii) with respect to any Distribution, the Distribution Per Share Amount of such Distribution with respect to such RSU, in each case payable when and as provided in the Transaction Agreement.

(C) each stock option of Diamonds Direct (“Stock Option”) that is outstanding immediately prior to the Effective Time will terminate and be cancelled in exchange for a cash payment (less all applicable Tax withholdings and deductions) equal to the sum of (i) the product of (x) the number of shares of Class B Common Stock of Diamonds Direct subject to such Stock Option immediately prior to the Effective Time, multiplied by (y) the Closing Per Share Cash Consideration, minus (z) the aggregate exercise price of such Stock Option, plus (ii) with respect to any Distribution, an amount equal to the Distribution Per Share Amount of such Distribution with respect to all shares of Class B Common Stock of Diamonds Direct subject to such Stock Option immediately prior to the Effective Time.

(D) the aggregate purchase price for the Holdings Interest will equal the product of (i) the Closing Per Share Cash Consideration multiplied by (ii) the number of shares of Class A Common Stock owned by Holdings as of immediately prior to the Effective Time, plus with respect to any future Distribution, (x) the Distribution Per Share Amount, multiplied by (y) the number of shares of Class A Common Stock owned by Holdings immediately prior to the Effective Time.

The base purchase price for the transaction is $490 million payable in cash, subject to customary adjustments (including for cash, debt, transaction expenses and working capital) both at and following the Closing as provided in the Transaction Agreement.

Conditions to the Closing, Representations and Warranties and Covenants

The parties’ obligation to consummate the transactions contemplated by the Transaction Agreement is subject to the satisfaction or waiver of customary closing conditions, including U.S. antitrust approval.

Diamonds Direct, the Seller, Holdings and Sterling have made customary representations and warranties in the Transaction Agreement. The Transaction Agreement also contains customary covenants and agreements, including pre-closing covenants regarding the conduct of the Acquired Companies’ business between the execution of the Transaction Agreement and the Closing. In addition, the Transaction Agreement provides that, during the period from the date of the Transaction Agreement until the Closing Date or earlier termination of the Transaction Agreement, Diamonds Direct, Holdings and the Seller will not, and will cause the Acquired Companies and their affiliates and representatives not to, solicit any acquisition proposal or otherwise engage in discussions with any potential acquirer (other than Sterling and its affiliates).

Termination and Termination Fees

The Transaction Agreement contains certain termination rights for both Sterling and the Stakeholder Representative. The Stakeholder Representative may terminate the Transaction Agreement, subject to certain exceptions, if the Merger has not been consummated on or before June 30, 2022. Sterling may terminate the Transaction Agreement, subject to certain exceptions, at any time after January 8, 2022, if antitrust approval has not been obtained, subject to paying Diamonds Direct a $10 million termination fee if all other conditions to Sterling’s obligation to consummate the Closing have then been satisfied.

Additional Information

Prior to the execution of the Transaction Agreement, all the holders of shares of Common Stock of Diamonds Direct delivered support letters to Sterling pursuant to which they agreed, among other things, to approve and adopt the Transaction Agreement and the Merger. Concurrently with the execution of the Transaction Agreement, four employees of the Acquired Companies entered into employment agreements or offer letters which will become effective at the Closing (although only the continued employment of Mr. Itay Berger, President of Diamonds Direct, is a condition to Sterling’s obligation to consummate the transaction).

The foregoing summary of the Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement, which is incorporated herein by reference and will be filed with the Company’s next quarterly report on Form 10-Q.

Item 7.01    Regulation FD Disclosure

On October 12, 2021, the Company issued a press release announcing the execution of the Transaction Agreement and providing an update to the Company’s Fiscal 2022 third quarter and full year guidance. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of Signet Jewelers Limited, dated October 12, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	October 12, 2021	By:	/s/ Joan Hilson
		Name:	Joan Hilson
		Title:	Chief Financial and Strategy Officer